Exhibit 3.3
Amended and Restated Articles of Incorporation of American States Water Company

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN STATES WATER COMPANY
                           (A CALIFORNIA CORPORATION)
                               AS OF MARCH 4, 1998

      The undersigned certifies (i) that he is the incorporator of American States Water Corporation (the "Corporation"), (ii) that no directors of the corporation were named in the Articles of Incorporation or have been elected, and (iii) that no shares of the Corporation have been issued, and hereby takes the following action as of the above date:

      The Articles of Incorporation of the Corporation are hereby amended and restated in full in the form attached hereto as Exhibit A.


      The undersigned also declares under penalty of perjury under the laws of the State of California that he has read the the foregoing provisions of this certificate and knows the contents thereof and that the same is true of his own knowledge.

Dated as of:
March 4, 1998                                  /s/ Brian Thomas Daly
                                                -------------------------------
                                                Brian Thomas Daly


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                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN STATES WATER COMPANY


                                    ARTICLE I

      The name of this Corporation is American States Water Company.

                                   ARTICLE II

      The purpose of this Corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                   ARTICLE III

      The name and address of this Corporation's initial agent for service of process is McClellan Harris III, 630 East Foothill Boulevard, San Dimas, California 91773.

                                   ARTICLE IV

      This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,233,200; 150,000 shares are to be New Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 83,200 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,080,000; and 30,000,000 shares are to be Common Shares, no par value with a stated value of $2.50 per share and an aggregate stated value of $75,000,000.

      A statement of the preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and/or upon the holders thereof is as follows:

            (1) Subject to the provisions of this Article IV, New Preferred Shares of any particular series shall be entitled to such voting rights, if any, as may be specified for shares of such series in the certificate of determination of preferences of such series filed as provided below; all Preferred Shares shall be entitled to voting rights on the basis of one vote per share; and all Common Shares shall be entitled to voting rights on the basis of one-tenth of one vote per share.

            (2) New Preferred Shares may be issued from time to time in one or more series. Each such series shall be so designated as to distinguish it from other series of New Preferred Shares and from series of Preferred Shares. Such designation may include an appropriate reference to the dividend rate and/or any other characteristics of such series. The Board of Directors is hereby authorized, within the limits of, but to the extent authorized by applicable law and within the limitations and restrictions, if any, stated in this Article IV, to fix or alter, from time to time, the dividend rights, dividend rate, conversion rights, voting rights, right and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences, or any of them, of any wholly


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            unissued series of New Preferred Shares, and to fix the number of shares constituting any such unissued series, by a resolution or resolutions adopted by the Board of Directors in exercise of the authority hereby granted.

            (3) The Preferred Shares may be issued from time to time in any number of series. One such series shall (i) be and hereby is designated the "4 1/4% Series", (ii) consist of 32,000 shares, (iii) be entitled to dividends as provided in Paragraph (4) hereof at the rate of 4 1/4% per annum of the par value thereof, and (iv) be redeemable in the manner and otherwise upon the conditions provided in Paragraph (6) hereof by payment of a redemption price equal to the par value thereof and unpaid dividends accrued thereon to and including the date fixed for such redemption and a premium of $1.50 per share. Another such series of Preferred Shares shall (i) be and hereby is designated as the "4% Series", (ii) consist of 32,000 shares, (iii) be entitled to dividends as provided in Paragraph (4) hereof at the rate of 4% per annum of the par value thereof, and
            (iv) be redeemable in the manner and otherwise upon the conditions provided in Paragraph (6) hereof by payment of a redemption price equal to the par value thereof and unpaid dividends accrued thereon to and including the date fixed for such redemption and a premium of $2 per share. Except as to the foregoing particulars no distinction shall exist between any of the Preferred Shares or any series thereof, and all Preferred Shares, regardless of series, shall be of equal rank and priority.

            (4) The holders of the outstanding shares of the several and respective series of Preferred Shares shall be entitled to receive, out of any funds legally available therefor, dividends at the respective rates for the shares of said series, payable in cash quarterly on the first days of March, June, September and December in each year when and as declared by the Board of Directors of this Corporation. Such dividends shall accrue on each such share from the date of its original issuance and shall accrue from day to day whether or not earned or declared. Such dividends shall be cumulative so that if such dividends in respect of any quarterly dividend period at the respective rates fixed therefor shall not have been paid on, or declared and set apart for, all Preferred Shares of each series at the time outstanding, the deficiency shall be fully paid on or declared or set apart for such shares before any dividend or other distribution shall be paid upon or declared or set apart for the Common Shares. No such dividend shall be declared or paid upon or set apart for any outstanding shares of any one of said series unless at the same time such dividends on all outstanding Preferred Shares of all of said series shall be declared and paid in full or set apart for such payment.

            (5) In the event of the liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, the holders of the shares of the several and respective series of Preferred Shares shall be entitled to receive out of the assets of this Corporation, whether such assets are capital or surplus of any nature, an amount equal to the par value thereof plus all unpaid dividends accrued thereon to the date that such amount is made available for distribution to the holders thereof, and no more, or ratably from available assets if such assets are insufficient to permit payment to said holders of their full preferential amount aforesaid. Such amount shall be paid upon said shares, or shall be set apart for such payment, before any distribution is made or set apart for any Common Shares in any such liquidation, dissolution or winding up. A consolidation or merger of this Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding up within the meaning of this Paragraph (5).

            (6) This Corporation, at the option of its Board of Directors, may at any time or from time to time redeem the whole or any part of the outstanding shares of any one or more series of the Preferred Shares by paying in cash therefor the amount payable upon the redemption thereof (such amount being hereinafter referred to as the "redemption price"). In case of the redemption of a part only of the outstanding shares of any series of Preferred Shares, this Corporation shall designate by lot, in such manner as the Board of Directors may determine, the shares to be redeemed. At least thirty
            (30) days' previous notice by mail, postage prepaid, shall be given to the holders of record of the shares to be redeemed, such notice to be addressed to each such shareholder at his post office address as shown by the records of this Corporation at the opening of business on the day of mailing such notice. If on or before the date fixed for redemption and specified in such notice funds necessary for such redemption shall have been set aside at the place designated in said notice so as to be and continue available therefor, then notwithstanding that the certificates evidencing any shares called for such redemption shall not have been surrendered, the dividends with respect to the shares so called for redemption shall cease to accrue after the said date fixed for redemption and all rights with respect to such shares shall forthwith after said date cease and determine except only the right of the holders thereof to receive payment of the redemption price, without interest, upon surrender of their certificates representing the redeemed shares. In case less than all the shares represented by any such surrendered certificate shall have been redeemed, a new certificate shall be issued for the unredeemed shares. Subject to the provisions hereof, the Board of Directors shall have authority to prescribe from time to time the manner in which the Preferred Shares shall be redeemed.

            (7) If at any time four (4) quarterly dividends (whether or not consecutive) which have accrued on the outstanding Preferred Shares pursuant to Paragraph (4) hereof shall be in arrears, then at the annual meeting of shareholders next following the fourth such quarterly dividend default, or, if such next annual meeting is not to be held within sixty (60) days following such default, at a special meeting of shareholders called for the purpose on the written request of the holders of not less than ten percent (10%) of the then outstanding Preferred Shares, the holders of said outstanding Preferred Shares shall be entitled, voting separately as a class (regardless of series), to elect the smallest number of directors of this Corporation which shall constitute a majority of the authorized number of such directors and the holders of the New Preferred Shares and the holders of the Common Shares, in accordance with their respective voting rights, shall be entitled to elect the remaining number of such authorized directors; which voting rights by said respective classes of shares shall continue until, but only until, all dividends which shall have accrued for any period under said Paragraph (4) upon the outstanding Preferred Shares shall have been paid or set apart for payment. At all meetings of shareholders held for the purpose of electing directors during such time as the holders of the Preferred Shares have the right, voting separately as a class, to elect directors pursuant to this Paragraph (7), the presence in person or by proxy of the holders of a majority of the outstanding Preferred Shares (regardless of series), shall be required to constitute a quorum of such class for the election of directors, and the presence in person or by proxy of the holders of a majority of the other outstanding shares entitled to vote at such meeting, as a separate class or classes in accordance with their respective voting rights, shall be required to constitute a quorum of such class for the election of directors; provided, however, that the absence of a quorum of the holders of outstanding shares of either such class or classes shall not prevent the election at any such meeting, or adjournment thereof, of directors by the other such class or classes if the necessary quorum of such other class or classes is present in person or by proxy at such meeting or adjournment; and provided further that in the event that at such meeting or adjournment such a quorum of the holders of classes other than the Preferred Shares is present and such quorum of the holders of the Preferred Shares is not present, then an election of the directors elected at such meeting or adjournment by the holders of classes other than the Preferred Shares shall not be effective and any directors so elected by such holders of classes other than the Preferred Shares shall not assume office until the holders of the Preferred Shares, with such a quorum present, shall elect the directors they are entitled to elect. In the event of an election of directors by holders of Preferred Shares pursuant to this Paragraph (7), the term of office as directors of all persons who are directors of this Corporation at the time of the accrual under this Paragraph (7) of the right of the holders of the Preferred Shares to elect directors shall terminate when the holders of the outstanding Preferred Shares shall have so elected directors. In case any vacancy shall occur among the directors elected as aforesaid by the holders of the Preferred Shares, or among the directors elected as aforesaid by the holders of classes other than the Preferred Shares, during any period for which a majority of the directors shall have been so elected by the holders of the Preferred Shares, such vacancy shall be filled by the vote of a majority of the remaining directors who were so elected by the holders of the Preferred Shares or by the holders of classes other than the Preferred Shares, as the case may be.

            (8) Without the approval of the holders of at least two-thirds of the outstanding Preferred Shares, given in person or by proxy, either by written consent or by vote as provided by law, this Corporation shall not

            (i) alter or amend the preferences, voting powers or other special rights or the qualifications, limitations and restrictions imposed in favor of any of the Preferred Shares so as adversely to affect any of the Preferred Shares then outstanding; or

            (ii) authorize or issue any shares of any class, or any securities convertible into shares of any class, ranking prior to the Preferred Shares as to dividends or assets; or

            (iii) reclassify any shares of any class ranking junior to or on a parity with the Preferred Shares into shares of any other class ranking prior to the Preferred Shares; or

            (iv) issue any shares of any class ranking on a parity with the Preferred Shares, unless in either case (a) the aggregate of the par or stated value of the Common Shares to be outstanding immediately after such issue, plus the surplus of this Corporation, all determined in accordance with accepted accounting practice, shall be at least equal to the par or stated value of all shares which rank prior to the Common Shares and which are to be outstanding immediately after such issue; (b) the net earnings of this Corporation, computed in accordance with accepted accounting practice (but after provision for all taxes based upon or measured by income, and after annual interest charges adjusted by provision for amortization of bond discount and expense or of premium on indebtedness, and also after deduction of depreciation as reported in the accounts of this Corporation as filed with the Public Utilities Commission of the State of California or other public authority of said State having jurisdiction to establish or approve the system of accounts of this Corporation), for a period of 12 consecutive calendar months out of the 15 calendar months immediately preceding the date of such issue shall have been at least equal to twice the aggregate of the annual dividend requirements on all shares of this Corporation which rank prior to the Common

            Shares and which are to be outstanding immediately after such issue, and (c) the net earnings of this Corporation, computed as above (but before interest charges as aforesaid and after deduction for depreciation and provision for all taxes as provided above), for said 12 months period, shall have been at least equal to one and one-half times the aggregate of all such interest charges and the annual dividend requirements on all shares of this Corporation which rank prior to the Common Shares and which are to be outstanding immediately after such issue.

            (9) Without the approval of the holders of a majority of the outstanding Preferred Shares, given in person or by proxy, by written consent or by vote as provided by law, this Corporation shall not (i) issue, assume, or guarantee any unsecured notes or obligations unless immediately thereafter the total principal amount of the unsecured indebtedness of this Corporation shall be less than 10% of the aggregate of the total principal amount of outstanding bonds or other securities representing secured indebtedness issued, assumed or guaranteed by this Corporation, plus its stated capital and surplus; provided, however, that the foregoing provisions of this Paragraph (9) shall not apply to any such notes or obligations which (a) represent liabilities incurred in the ordinary course of business or for construction or acquisition of capital assets or represent tax liability or liability incurred or accrued on account of customers' deposits, or (b) are issued to extend, renew, redeem or refund outstanding indebtedness of this Corporation in principal amount not less than the principal amount of such notes or obligations, or are issued to redeem or refund then outstanding Preferred Shares which have an aggregate par or stated value at least equal to the aggregate principal amount of such notes or obligations, or (ii) sell, convey, lease or otherwise dispose of all or substantially all of its assets, property or business, or consolidate or merge with or into any other corporation.

            (10) The approval of the holders of outstanding Preferred Shares which in any case may be required by the foregoing Paragraphs (8) and (9) for the taking of any action referred to in any of said paragraphs shall be in addition to any such approval of shareholders of this Corporation as may at the time be required by the laws of the State of California with respect to such action and no such action shall be taken without compliance with such laws of said State as are in effect at the time of taking of any such action.

            (11) For the purposes of Paragraphs (8)(iv) and (9)(i) hereof, the certificate or opinion of any independent certified or public accountant of recognized standing (who may be the accountant regularly retained by this Corporation), selected in good faith by the Board of Directors, shall be conclusive with respect to all questions of fact therein required to be determined.

            (12) Subject to the dividend preferences provided for herein for all shares of each other class at the time outstanding and to the restrictions set forth above and in this Paragraph (12), the Common Shares shall be entitled to receive dividends when and as declared by the Board of Directors out of any funds of this Corporation legally available therefor. After payment of the full preferential amounts hereinabove provided for all shares of each other class outstanding at the time of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, all then remaining assets of this Corporation available for distribution to its shareholders shall be distributed ratably upon the Common Shares. No dividend shall be declared on the Common Shares which, after giving effect to such declaration, would reduce the Common Stock Equity of this Corporation as of the end of the calendar month last preceding that in which such dividend was declared to an amount less than 25% of the Total Capitalization of this Corporation as of the end of said last preceding month, except that any such dividend may be declared (a) which would reduce such Common Stock Equity to less than 25% but not less than 20% of such Total Capitalization if the amount of such dividend plus all dividends on the Common Shares declared during the 12 months period terminating at the end of such last preceding calendar month shall not exceed 75% of the net income of this Corporation applicable to its Common Shares for such period, or (b) which would reduce such Common Stock Equity to less than 20% of such Total Capitalization if the amount of such dividend plus all dividends on the Common Shares declared during said 12 months period shall not exceed 50% of the net income of this Corporation applicable to its Common Shares for such period; provided, however, that the foregoing restrictions of this sentence shall not apply to, nor in any way restrict, (a) the payment of any dividend on the Common Shares which is payable in shares of stock of this Corporation, or (b) any reclassification, subdivision, split-up or combination of the Common Shares, or (c) any transfer between the capital and surplus accounts of this Corporation in connection with any such reclassification, subdivisions, split-up or combination or payment of dividend in shares of stock of this Corporation. Common Stock Equity as herein used shall mean the aggregate of (i) par value or stated capital of all outstanding Common Shares, and (ii) the surplus (including capital surplus, paid-in surplus and earned surplus) as shown by the books of this Corporation after giving effect to the declaration of the proposed dividend, and (iii) premium on Common Shares; less the remaining balance of the amount of organization expenses, as shown on said books. Total Capitalization as herein used shall mean the aggregate of (i) Common Stock Equity, (ii) premium on and the par value or stated capital of all outstanding shares of this Corporation of any and all classes having preferences over the Common Shares as to dividends or assets, and (iii) the principal amount of all outstanding debt maturing more than 12 months after the close of said 12 months period, all as shown by the books of this Corporation; less the remaining balance of organization expenses, as shown on said books. Net Income as herein used shall be determined in accordance with accepted accounting practice (but after provision for all taxes based upon or measured by income, and after annual interest charges adjusted by provision for amortization of bond discount and expense or of premium on indebtedness, and also after deduction of depreciation for said 12 months period as reported in the accounts of this Corporation as filed with the Public Utilities Commission of the State of California or other public authority of said state having jurisdiction to establish or approve the system of accounts of this Corporation). Net Income applicable to Common Shares as herein used shall mean net income after deduction therefrom of all dividends payable for the period involved on all outstanding shares of any and all classes of this Corporation having preference over the Common Shares as to dividends or assets.

            (13) No Preferred Shares of this Corporation which have been reacquired in any manner by this Corporation after the original issue thereof shall ever again be reissued and all such shares so reacquired shall upon such reacquisition cease to be a part of the authorized shares of this Corporation.

            (14) Unless such action has been approved by the affirmative vote of at least a majority of the Continuing Directors (as defined below), without the approval of Common Shares, Preferred Shares and, unless otherwise provided in the certificate of determination for any series of New Preferred Shares, the New Preferred Shares representing in the aggregate at least 66 2/3% of the combined voting power of this Corporation's outstanding Common Shares, Preferred Shares and the New Preferred Shares, voting together as a single class, this Corporation shall not

                  (i) subject to subparagraph (iii) below, sell, convey, lease or otherwise dispose of all or substantially all of its assets, property or business;

                  (ii) approve the sale, conveyance, lease or other disposition by any subsidiary of this Corporation of all or substantially all of such subsidiary's assets, property or business;

                  (iii) sell, transfer, convey or otherwise dispose of more than a majority of the outstanding capital stock of any subsidiary of the Corporation, if such subsidiary holds assets accounting for 50% or more of the Corporation's consolidated assets, other than to an entity the majority of the voting power of the capital stock or other equity interest of which is owned and controlled by this Corporation;

                  (iv) consolidate or merge with or into any other corporation or other business entity, except if, immediately after such consolidation or merger, the shareholders of this Corporation immediately prior to such consolidation or merger will own more than 60% of the voting power of the outstanding capital stock or other equity interest of or in the surviving entity; or

                  (v) approve the consolidation or merger of any subsidiary of this Corporation, if such subsidiary holds assets accounting for 50% or more of the Corporation's consolidated assets, with or into any other corporation or other business entity.

            For purposes of this paragraph (14) of Article IV, the term "Continuing Directors" shall mean any member of the Board of Directors of the Corporation (while such person is a member of the Board) who (i) is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and (ii) either (A) was a member of the Board of Directors prior to the time any person became an Acquiring Person, or (B) became a member of the Board of Directors subsequent to the time any person became an Acquiring Person, if such person's nomination for election, or re-election, to the Board was recommended, or approved, by a majority of the Continuing Directors then in office. For purposes of the foregoing definition, (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect as of the date hereof; (ii) "Acquiring Person" shall mean any person or entity which, alone or together with all Affiliates and Associates of such person or entity, shall be the beneficial owner of 20% or more of the Corporation's voting stock, but shall not include (1) an Exempt Person or (2) any person or entity who or which acquires 20% or more of the Corporation's voting stock in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Corporation; provided that no person or entity shall become an Acquiring Person solely as a result of a reduction in the number of shares of the Corporation's voting stock outstanding, unless and until such person or entity shall thereafter become the beneficial owner of additional shares constituting 1% or more of the general voting power of the Corporation. "Exempt Person" shall mean the Corporation, any majority-owned subsidiary of the Corporation, and any employee benefit plan or employee stock plan of the Corporation, or any trust or other entity organized, established or holding Common Shares by, for or pursuant to, the terms of any such plan.

            (15) Another series of Preferred Shares shall have the following terms and provisions:

                  (i) Designation. The designation of said series shall be
            "Preferred Shares, 5% Series".

                  (ii) Number of Shares. The authorized number of shares
            constituting said Preferred Shares, 5% Series, shall be 19,200 shares.

                  (iii) Dividend Rate. The dividend rate of said Preferred
            Shares, 5% Series, shall be, per share, 5% per annum of the share par value.

                  (iv) Optional Redemption. The redemption prices of the shares of said series, when redeemed by this Corporation at the option of its Board of Directors, shall be an amount per share equal to the par value thereof and unpaid dividends accrued thereon to and including the date fixed for redemption, plus a premium of $.25 per share.

                  (v) Sinking Fund for Mandatory Purchases or Redemptions.

                        (a) So long as any of the Preferred Shares, 5% Series,
                  shall be outstanding, this Corporation, as a sinking fund for the purchase or redemption thereof (hereinafter called the "Sinking Fund"), shall set aside in cash out of any moneys legally available therefor, after full payment or provision for payment of dividends on all outstanding Preferred Shares of all series and all other shares of this Corporation ranking prior to or on a parity with the Preferred Shares for all prior periods through the end of the last preceding quarterly dividend period for such Preferred Shares and such other shares, on September 5 of each year (hereinafter called the "Sinking Fund payment date"), a sum equal to two percent (2%) of the aggregate par value of the total number of Preferred Shares, 5% Series, theretofore issued. If on any Sinking Fund payment date the funds of this Corporation legally available therefor shall be insufficient to discharge in full the Sinking Fund requirement then accrued, funds to the extent legally available for such purpose shall be set aside for the Sinking Fund. Such Sinking Fund requirements shall be cumulative so that if for any year or years such requirements shall not be fully discharged as they accrue, funds legally available therefor, after such payment or provision for dividends, for each fiscal year thereafter shall be applied thereto until such requirements are fully discharged.

                        (b) This Corporation at its option shall be entitled to
                  use as a credit against its Sinking Fund requirement for any year, in an amount equal to the par value thereof, Preferred Shares, 5% Series, which this Corporation shall have theretofore acquired by purchase or redemption, otherwise than through the operation of the Sinking Fund, and for which credit shall not therefore have been taken against any Sinking Fund requirement.

                        (c) On or before the 60th day next following each
                  Sinking Fund payment date, the cash in the Sinking Fund shall be used to acquire Preferred Shares, 5% Series, by purchase, at a price or prices not exceeding the par value thereof, or by redemption at the par value thereof in the manner provided in Paragraph 6 of Article IV of the Articles of Incorporation of this Corporation, in each case plus an additional amount equal to accrued dividends thereon to the date of such purchase or redemption, which additional amount shall be paid from general funds of this Corporation legally available therefor and not from the Sinking Fund, or by both such purchase and such redemption. Upon retirement of all Preferred Shares, 5% Series, any cash remaining in the Sinking Fund in excess of that required to complete payment for any shares purchased or agreed to be purchased, or to redeem shares called for redemption through the operation of the Sinking Fund, shall become a part of the general funds of this Corporation.

                                    ARTICLE V

      The liability of the directors of this Corporation for monetary damages shall be eliminated to the fullest extent permissible under California law.

      This Corporation is authorized to provide indemnification of agents (as defined in Section 317 of the California Corporations Code) through bylaw provisions, agreements with agents, vote of shareholders or disinterested directors, or otherwise, in excess of the indemnification otherwise permitted by
Section 317 of the California Corporations Code, subject only to the applicable limits set forth in Section 204 of the California Corporations Code.

                                   ARTICLE VI

      Notwithstanding any contrary provision of these Articles of Incorporation, any amendment or repeal of paragraph (14) of Article IV, this Article VI or any amendment to these Articles of Incorporation providing for a classified board shall require the affirmative vote of shares representing not less than 66 2/3% of the combined voting power of the outstanding Common Shares, Preferred Shares and, unless otherwise provided in the certificate of determination, the New Preferred Shares, voting together as a single class.

      Notwithstanding any contrary provision of these Articles of Incorporation, and except as otherwise expressly provided in the California Corporations Code, none of the following provisions of the Bylaws of the Company may be amended or repealed, except by a majority of the Board or by the shareholders upon the affirmative vote of shares representing at least 66 2/3% of the combined voting power of the outstanding Common Shares, Preferred Shares and, unless otherwise provided in the certificate of determination for any series of New Preferred Shares, the New Preferred Shares, voting together as a single class: (a) Section 2 of Article II, (b) Section 15 of Article II, and (c) Section 2 of Article III.

                                   ARTICLE VII

      In the event that the authorized number of directors shall be fixed with at least six (6) but less than nine (9) during any period of time that the Common Shares are listed on the New York Stock Exchange, the Board of Directors shall be divided into two classes, designated Class I and Class II. Each class shall consist of one-half of the directors or as close an approximation as possible. The initial term of office of the directors of Class I shall commence on the date that the Common Shares are listed on the New York Stock Exchange and shall expire at the annual meeting to be held during fiscal year 1999 and the initial term of office of the directors of Class II shall commence on the date that the Common Shares are listed on the New York Stock Exchange and shall expire at the annual meeting to be held during fiscal year 2000. At each subsequent annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the second annual meeting next succeeding his or her election and until his or her successor shall have been duly elected and qualified, unless the Common Shares are no longer listed on the New York Stock Exchange.

      In the event that the authorized number of directors shall be fixed at nine (9) or more during any period of time that the Common Shares are listed on the New York Stock Exchange, the Board of Directors shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist of one-third of the directors or as close an approximation as possible. At each subsequent annual meeting, each of the successors to the directors of the class whose term shall have expired at such annual meeting shall be elected for a term running until the third annual meeting next succeeding his or her election until his or her successor shall have been duly elected and qualified, unless the Common Shares are no longer listed on the New York Stock Exchange.

      Notwithstanding the rule that the classes shall be as nearly equal in number of directors as possible, in the event of any change in the authorized number of directors, each director then continuing to serve as such shall nevertheless continue as a director of the class of which he or she is a member until the expiration of his or her current term, or his or her prior death, resignation or removal.

      At each annual election, the directors chosen to succeed those whose terms then expire shall be of the same class as the directors they succeed, unless, by reason of any intervening changes in the authorized number of directors, the Board of Directors shall designate one or more directorships whose term then expires as directorships of another class in order more nearly to achieve equality of number of directors among the classes.

      The effective date of the amendment adding this Article VII shall be that date the Common Shares are first listed on the New York Stock Exchange.

                            CERTIFICATE OF AMENDMENT

                                       of

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION

                                       and

                          CERTIFICATE OF DETERMINATION

                                       of

                      JUNIOR PARTICIPATING PREFERRED STOCK

                                       of

                          AMERICAN STATES WATER COMPANY
                           (A CALIFORNIA CORPORATION)



      Floyd E. Wicks and McClellan Harris III certify that:

      1. They are the duly acting President and Secretary, respectively, of American States Water Company (the "Corporation").

      2. The Restated Articles of Incorporation of the Corporation shall be amended by striking in its entirety the first full paragraph of Article IV of the restated Articles of Incorporation which now reads:

            This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,233,200; 150,000 shares are to be New Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 83,200 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,080,000; and 30,000,000 shares are to be Common Shares, no par value with a stated value of $2.50 per share and an aggregate stated value of $75,000,000.

and substituting therefor the following paragraph to read in full as follows:

            This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,231,600; 150,000 shares are to be New Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 81,600 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,040,000; and 30,000,000 shares are to be Common Shares, no par value with a stated value of $2.50 per share and an aggregate stated value of $75,000,000.

      3. The Restated Articles of Incorporation of the Corporation shall be further amended by striking in its entirety subparagraph (ii) of Paragraph 15 of
Article IV of the Restated Articles of Incorporation which now reads:

            (ii) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5% Series, shall be 19,200 shares.

and substituting therefor the following paragraph to read in full as follows:

            (ii) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5% Series, shall be 17,600 shares.

      4. The foregoing amendment set forth in paragraph 3 of this Certificate, as well as the portion of the amendment in paragraph 2 that relates to the "Preferred Shares" are each amendments that may be adopted by the Board of Directors alone (and which were so adopted) because the amendments are required by Section 510 of the California General Corporation Law to reflect the reacquisition of a portion of the Corporation's Preferred Shares, 5% Series, $25 par value, in accordance with the sinking fund provisions thereof. Such reacquired Preferred Shares cannot be reissued.

      5. The foregoing amendments have been duly approved by the Board of Directors as required by Section 905(b) of the California General Corporation Law.

      6. The undersigned officers of the Corporation further certify that the following resolution has been duly adopted by the Board of Directors of the Corporation with regards to the Certificate of Determination of Junior Participating Preferred Stock of the Corporation:

      RESOLVED, that pursuant to the authority granted to the Board of Directors of the Corporation by the Articles of Incorporation, a series of shares of the New Preferred Shares of the Corporation is hereby established and the number of shares constituting such series and the designation thereof, and the rights, preferences, privileges and restrictions of the shares of such series, are fixed and established as follows:

                            I. DESIGNATION AND AMOUNT

      The shares of such series shall be designated as "Junior Participating Preferred Stock" (the "Junior Preferred Stock") and the number of shares constituting the Junior Preferred Stock shall be 8,958. Such number of shares may be increased or decreased by resolution of the Board of Directors; PROVIDED, that no decrease shall reduce the number of shares of Junior Preferred Stock to a number less than the number of shares then outstanding plus the number of shares reserved for issuance upon the exercise of outstanding options, rights or warrants or upon the conversion of any outstanding securities issued by the Corporation convertible into Junior Preferred Stock.

                         II. DIVIDENDS AND DISTRIBUTIONS

      (A) Subject to the rights of the holders of any shares of any series of Preferred Shares or New Preferred Shares (or any similar stock) ranking prior and superior to the Junior Preferred Stock with respect to dividends, the holders of shares of Junior Preferred Stock, in preference to the holders of Common Shares of the Corporation, shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable in cash on the first day of March, June, September and December in each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of a share or fraction of a share of Junior Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 or (b) subject to the provision for adjustment hereinafter set forth, 1,000 times the aggregate per share amount of all cash dividends, and 1,000 times the aggregate per share amount (payable in kind) of all non-cash dividends or other distributions, other than a dividend payable in shares of Common Shares or a subdivision of the outstanding shares of Common Shares (by reclassification or otherwise), declared on the Common Shares since the immediately preceding Quarterly Dividend Payment Date or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Junior Preferred Stock. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

      (B) The Corporation shall declare a dividend or distribution on the Junior Preferred Stock as provided in paragraph (A) of this Section immediately after it declares a dividend or distribution on the Common Shares (other than a dividend payable in shares of Common Shares); PROVIDED that, in the event no dividend or distribution shall have been declared on the Common Shares during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date, a dividend of $1.00 per share on the Junior Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

      (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Junior Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares, unless the date of issue of such shares is prior to the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue from the date of issue of such shares, or unless the date of issue is a Quarterly Dividend Payment Date or is a date after the record date for the determination of holders of shares of Junior Preferred Stock entitled to receive a quarterly dividend and before such Quarterly Dividend Payment Date, in either of which events such dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on the shares of Junior Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Junior Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall be not more than 60 days prior to the date fixed for the payment thereof.

                               III. VOTING RIGHTS

            The holders of shares of Junior Preferred Stock shall have the following voting rights:

      (A) Subject to the provision for adjustment hereinafter set forth, each share of Junior Preferred Stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of the shareholders of the Corporation.

      (B) Except as otherwise provided herein, or in any other resolutions of the Board creating a series of New Preferred Shares or any similar stock, or by law, the holders of shares of Junior Preferred Stock and the holders of shares of Common Shares, Preferred Shares and any other capital stock of the Corporation having general voting rights shall vote together as one class on all matters submitted to a vote of shareholders of the Corporation.

      (C) Except as set forth herein, in the Corporation's Articles of Incorporation or as otherwise provided by law, holders of Junior Preferred Stock shall have no voting rights.

                            IV. CERTAIN RESTRICTIONS

      (A) Whenever quarterly dividends or other dividends or distributions payable on the Junior Preferred Stock as provided in Section II are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on shares of Junior Preferred Stock outstanding shall have been paid in full, the Corporation shall not:

            (i) declare or pay dividends, or make any other distributions, on any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock;

            (ii) declare or pay dividends, or make any other distributions, on any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except dividends paid ratably on the Junior Preferred Stock and all such parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

            (iii) redeem or purchase or otherwise acquire for consideration shares of any stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock, provided that the Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of any stock of the Corporation ranking junior (either as to dividends or upon dissolution, liquidation or winding up) to the Junior Preferred Stock; or

            (iv) redeem or purchase or otherwise acquire for consideration any shares of Junior Preferred Stock, or any shares of stock ranking on a parity with the Junior Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of such shares upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

      (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for consideration any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
      Section IV purchase or otherwise acquire such shares at such time and in such manner.

                              V. REACQUIRED SHARES

      Any shares of Junior Preferred Stock purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and cancelled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of New Preferred Shares and may be reissued as part of a new series of New Preferred Shares subject to the conditions and restrictions on issuance set forth herein, in the Articles of Incorporation, in any other Certificate of Determination creating a series of New Preferred Shares or any similar stock or as otherwise required by law.

                   VI. LIQUIDATION, DISSOLUTION OR WINDING UP

      Upon any liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Junior Preferred Stock unless, prior thereto, the holders of shares of Junior Preferred Stock shall have received $1,000 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment, provided that the holders of shares of Junior Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount to be distributed per share to holders of shares of Common Shares, or (2) to the holders of shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Junior Preferred Stock, except distributions made ratably on the Junior Preferred Stock and all such parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the aggregate amount to which holders of shares of Junior Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

                        VII. CONSOLIDATION, MERGER, ETC.

      In case the Corporation shall enter into any consolidation, merger, combination or other transaction in which the shares of Common Shares are exchanged for or changed into other stock or securities, cash and/or any other property, then in any such case each share of Junior Preferred Stock shall at the same time be similarly exchanged or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 1,000 times the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Shares is changed or exchanged. In the event the Corporation shall at any time declare or pay any dividend on the Common Shares payable in shares of Common Shares, or effect a subdivision or combination or consolidation of the outstanding shares of Common Shares (by reclassification or otherwise than by payment of a dividend in shares of Common Shares) into a greater or lesser number of shares of Common Shares, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Junior Preferred Stock shall be adjusted by multiplying such amount by a fraction, the numerator of which is the number of shares of Common Shares outstanding immediately after such event and the denominator of which is the number of shares of Common Shares that were outstanding immediately prior to such event.

                                VIII. REDEMPTION

            The shares of Junior Preferred Stock shall not be redeemable.

                                    IX. RANK

      The Junior Preferred Stock shall rank, with respect to the payment of dividends and the distribution of assets, junior to all series of any other class of the Corporation's Preferred Shares and New Preferred Shares.

                                  X. AMENDMENT

      The Articles of Incorporation of the Corporation shall not be amended in any manner which would alter or change the powers, preferences or special rights of the Junior Preferred Stock so as to affect them adversely without the affirmative vote of the holders of at least two-thirds of the outstanding shares of Junior Preferred Stock, voting together as a single class.

      *                 *                 *                 *

            7. The undersigned officers further certify that the number of shares of New Preferred Shares the Corporation is authorized to issue is 150,000 shares, and that the number of shares constituting the series designated Junior Participating Preferred Stock, none of which has been issued, is 8,958 shares.

Dated: August 19, 1998
                                    /s/ Floyd E. Wicks
                                    -------------------------------------------
                                          Floyd E. Wicks
                                          President and Chief
                                          Executive Officer


                                    /s/ McClellan Harris III
                                    -------------------------------------------
                                          McClellan Harris III
                                          Vice President - Finance,
                                          Chief Financial Officer,
                                          Treasurer and Corporate
                                          Secretary

      Each of the undersigned declares under penalty of perjury that the matters set forth in the foregoing Certificate of Amendment and Determination are true and correct. Executed at San Dimas, California this 19th day of August, l998.



/s/ Floyd E. Wicks                               /s/ McClellan Harris III
------------------------------                   ------------------------------
Floyd E. Wicks                                  McClellan Harris III
President and Chief                             Vice President - Finance,
Executive Officer                               Chief Financial Officer,
                                                Treasurer and Corporate
                                                Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                       AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN STATES WATER COMPANY
                           (A CALIFORNIA CORPORATION)


      Floyd E. Wicks and McClellan Harris III certify that:

      1. They are the duly elected and acting President and Secretary, respectively of American States Water Company (the "Corporation").

      2. The Amended and Restated Articles of Incorporation of the Corporation shall be amended by striking in its entirety the first full paragraph of Article IV of the Amended and Restated Articles of Incorporation which now reads:

            "This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,231,600; 150,000 shares are to be New Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 81,600 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,040,000; and 30,000,000 shares are to be Common Shares with no par value and a stated value of $2.50 per share and an aggregate par value of $75,000,000."

and substituting therefore the following paragraph to read in full as follows:

            "This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,230,000; 150,000 shares are to be New Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 80,000 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,000,000; and 30,000,000 shares are to be Common Shares with no par value and a stated value of $2.50 per share and an aggregate par value of $75,000,000."

      3. The Restated Articles of Incorporation of the Corporation shall be further amended by striking in its entirety paragraph (ii) of Paragraph 15 of
Article IV of the Amended and Restated Articles of Incorporation which now reads:

            "(ii) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5% Series, shall be 17,600."

and substituting therefore the following paragraph to read in full as follows:

            "(ii) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5% Series, shall be 16,000."

      4. The foregoing amendments set forth in paragraphs 2 and 3 of this Certificate are each amendments that may be adopted by the Board of Directors alone (and which were so adopted) because the amendments are required by Section 510 of the California General Corporation Law to reflect the reacquisition of a portion of the Corporation's Preferred Shares, 5% Series, $25 par value, in accordance with the sinking fund provisions thereof. Such reacquired Preferred Shares cannot be reissued.

      5. The foregoing amendments have been duly approved by the Board of Directors as required by Section 905(b) of the California General Corporation Law.

      We further declare, under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate of Amendment are true and correct.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate in San Dimas, California on this 11th day of August, 1999.



                                        /s/ Floyd E. Wicks
                                        ---------------------------------------
                                        FLOYD E. WICKS, President


                                        /s/ McClellan Harris III
                                        ---------------------------------------
                                        McCLELLAN HARRIS III, Secretary

                            CERTIFICATE OF AMENDMENT
                                       OF
                       AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                          AMERICAN STATES WATER COMPANY
                           (A CALIFORNIA CORPORATION)


      Floyd E. Wicks and McClellan Harris III certify that:

      1. They are the duly elected and acting President and Secretary, respectively of American States Water Company (the "Corporation").

      2. The Amended and Restated Articles of Incorporation of the Corporation shall be amended by striking in its entirety the first full paragraph of Article IV of the Amended and Restated Articles of Incorporation which now reads:

            "This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,230,000; 150,000 shares are to be New Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 80,000 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $2,000,000; and 30,000,000 shares are to be Common Shares with no par value and a stated value of $2.50 per share and an aggregate par value of $75,000,000."

and substituting therefore the following paragraph to read in full as follows:

            "This Corporation is authorized to issue three classes of stock to be designated, respectively, "New Preferred Shares", "Preferred Shares", and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,226,800; 150,000 shares are to be New Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000; 76,800 shares are to be Preferred Shares with a par value of $25 per share and an aggregate par value of $1,920,000; and 30,000,000 shares are to be Common Shares with no par value and a stated value of $2.50 per share and an aggregate par value of $75,000,000."

      3. The Restated Articles of Incorporation of the Corporation shall be further amended by striking in its entirety paragraph (ii) of Paragraph 15 of
Article IV of the Amended and Restated Articles of Incorporation which now reads:

            "(ii) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5% Series, shall be 16,000."

and substituting therefore the following paragraph to read in full as follows:

            "(ii) Number of Shares. The authorized number of shares constituting said Preferred Shares, 5% Series, shall be 12,800."

      4. The foregoing amendments set forth in paragraphs 2 and 3 of this certificate are each amendments that may be adopted by the Board of Directors along (and which were so adopted) because the amendments are required by Section 510 of the California General Corporation Law to reflect the reacquisition of a portion of the Corporation's Preferred Shares, 5% Series, $25 par value, in accordance with the sinking fund provisions thereof. Such reacquired Preferred Shares cannot be reissued.

      5. The foregoing amendments have been duly approved by the Board of Directors as required by Section 905(b) of the California General Corporation Law.

      We further declare, under penalty of perjury under the laws of the State of California, that the matters set forth in this Certificate of Amendment are true and correct.

      IN WITNESS WHEREOF, the undersigned have executed this Certificate in San Dimas, California on this 20th day of November, 2001.



                                    /s/ Floyd E. Wicks
                                    ------------------------------------
                                    FLOYD E. WICKS
                                    President and Chief Executive Officer



                                    /s/ McClellan Harris III
                                    ------------------------------------
                                    McCLELLAN HARRIS III
                                    Corporate Secretary

                            CERTIFICATE OF AMENDMENT

                                       TO

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                          AMERICAN STATES WATER COMPANY



      Floyd E. Wicks and McClellan Harris III certify that:

      1. They are the duly elected President and Chief Executive Officer, and the duly elected Chief Financial Officer, Vice President--Finance, Treasurer and Corporate Secretary, respectively, of American States Water Company, a California corporation (the "Company").

      2. Article IV of the Company's Amended and Restated Articles of Incorporation is amended in its entirety to read as follows:

            This Corporation is authorized to issue two classes of stock to be designated, respectively, "New Preferred Shares" and "Common Shares". The total number of shares which this Corporation is authorized to issue is 30,150,000; 150,000 shares are to be New Preferred Shares with no par value and a stated value of $100 per share and an aggregate stated value of $15,000,000, and 30,000,000 shares are to be Common Shares with no par value with a stated value of $2.50 per share and an aggregate stated value of $75,000,000.

            A statement of the preferences, privileges and restrictions granted to or imposed upon the respective classes or series of shares and/or upon the holders thereof is as follows:

            (1) Subject to the provisions of this Article IV, New Preferred Shares of any particular series shall be entitled to such voting rights, if any, as may be specified for shares of such series in the certificate of determination of preferences of such series filed as provided below. All Common Shares shall be entitled to voting rights on the basis of one-tenth of one vote per share.

            (2) New Preferred Shares may be issued from time to time in one or more series. Each such series shall be so designated as to distinguish it from other series of New Preferred Shares. Such designation may include an appropriate reference to the dividend rate and/or any other characteristics of such series. The Board of Directors is hereby authorized, within the limits of, but to the extent authorized by applicable law and within the limitations and restrictions, if any, stated in this Article IV, to fix or alter, from time to time, the dividend rights, dividend rate, conversion rights, voting rights, right and terms of redemption (including sinking fund provisions), redemption price or prices, and liquidation preferences, or any of them, of any wholly unissued series of New Preferred Shares, and to fix the number of shares constituting any such unissued series, by a resolution or resolutions adopted by the Board of Directors in exercise of the authority hereby granted.

            (3) Subject to the dividend preferences provided for all shares of each other class at the time outstanding and to the restrictions set forth in this Paragraph (3), the Common Shares shall be entitled to receive dividends when and as declared by the Board of Directors out of any funds of this Corporation legally available therefor. After payment of the full preferential amounts hereinabove provided for all shares of each other class outstanding at the time of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, all then remaining assets of this Corporation available for distribution to its shareholders shall be distributed ratably upon the Common Shares. No dividend shall be declared on the Common Shares which, after giving effect to such declaration, would reduce the Common Stock Equity of this Corporation as of the end of the calendar month last preceding that in which such dividend was declared to an amount less than 25% of the Total Capitalization of this Corporation as of said last preceding month, except that any such dividend may be declared (a) which would reduce such Common Stock Equity to less than 25% but not less than 20% of such Total Capitalization if the amount of such dividend plus all dividends on the Common Shares declared during the 12 months period terminating at the end of such last preceding calendar month shall not exceed 75% of the net income of this Corporation applicable to its Common Shares for such period, or (b) which would reduce such Common Stock Equity to less than 20% of such Total Capitalization if the amount of such dividend plus all dividends on the Common Shares declared during said 12 months period shall not exceed 50% of the net income of this Corporation applicable to its Common Shares for such period; provided, however, that the foregoing restrictions of this sentence shall not apply to, nor in any way restrict, (a) the payment of any dividend on the Common Shares which is payable in shares of stock of this Corporation, or (b) any reclassification, subdivision, split-up or combination of the Common Shares, or (c) any transfer between the capital and surplus accounts of this Corporation in connection with any such reclassification, subdivisions, split-up or combination or payment of dividend in shares of stock of this Corporation. Common Stock Equity as herein used shall mean the aggregate of (i) par value or stated capital of all outstanding Common Shares, and (ii) the surplus (including capital surplus, paid-in surplus and earned surplus) as shown by the books of this Corporation after giving effect to the declaration of the proposed dividend, and (iii) premium on Common Shares; less the remaining balance of the amount of organization expenses, as shown on said books. Total Capitalization as herein used shall mean the aggregate of (i) Common Stock Equity, (ii) premium on and the par value or stated capital of all outstanding shares of this Corporation of any and all classes having preferences over the Common Shares as to dividends or assets, and (iii) the principal amount of all outstanding debt maturing more than 12 months after the close of said 12 months period, all as shown by the books of this Corporation;

            less the remaining balance of organization expenses, as shown on said books. Net Income as herein used shall be determined in accordance with accepted accounting practice (but after provision for all taxes based upon or measured by income, and after annual interest charges adjusted by provision for amortization of bond discount and expense or of premium on indebtedness, and also after deduction of depreciation for said 12 months period as reported in the accounts of this Corporation as filed with the Public Utilities Commission of the State of California or other public authority of said state having jurisdiction to establish or approve the system of accounts of this Corporation). Net Income applicable to Common Shares as herein used shall mean net income after deduction therefrom of all dividends payable for the period involved on all outstanding shares of any and all classes of this Corporation having preference over the Common Shares as to dividends or assets.

            (4) Unless such action has been approved by the affirmative vote of at least a majority of the Continuing Directors (as defined below), without the approval of Common Shares and, unless otherwise provided in the certificate of determination for any series of New Preferred Shares, the New Preferred Shares representing in the aggregate at least 66 2/3% of the combined voting power of this Corporation's outstanding Common Shares and the New Preferred Shares, voting together as a single class, this Corporation shall not

                  (i) subject to subparagraph (iii) below, sell, convey, lease or otherwise dispose of all or substantially all of its assets, property or business;

                  (ii) approve the sale, conveyance, lease or other disposition by any subsidiary of this Corporation of all or substantially all of such subsidiary's assets, property or business;

                  (iii) sell, transfer, convey or otherwise dispose of more than a majority of the outstanding capital stock of any subsidiary of the Corporation, if such subsidiary holds assets accounting for 50% or more of the Corporation's consolidated assets, other than to an entity the majority of the voting power of the capital stock or other equity interest of which is owned and controlled by this Corporation;

                  (iv) consolidate or merge with or into any other corporation or other business entity, except if, immediately after such consolidation or merger, the shareholders of this Corporation immediately prior to such consolidation or merger will own more than 60% of the voting power of the outstanding capital stock or other equity interest of or in the surviving entity; or

                  (v) approve the consolidation or merger of any subsidiary of this Corporation, if such subsidiary holds assets accounting for 50% or more of the Corporation's consolidated assets, with or into any other corporation or other business entity.

            For purposes of this paragraph (4) of Article IV, the term "Continuing Directors" shall mean any member of the Board of Directors of the Corporation (while such person is a member of the Board) who (i) is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative of an Acquiring Person or of any such Affiliate or Associate, and (ii) either (A) was a member of the Board of Directors prior to the time any person became an Acquiring Person, or (B) became a member of the Board of Directors subsequent to the time any person became an Acquiring Person, if such person's nomination for election, or re-election, to the Board was recommended, or approved, by a majority of the Continuing Directors then in office. For purposes of the foregoing definition, (i) "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as in effect as of the date hereof; (ii) "Acquiring Person" shall mean any person or entity which, alone or together with all Affiliates and Associates of such person or entity, shall be the beneficial owner of 20% or more of the Corporation's voting stock, but shall not include (1) an Exempt Person or (2) any person or entity who or which acquires 20% or more of the Corporation's voting stock in connection with a transaction or series of transactions approved prior to such transaction or transactions by the Board of Directors of the Corporation; provided that no person or entity shall become an Acquiring Person solely as a result of a reduction in the number of shares of the Corporation's voting stock outstanding, unless and until such person or entity shall thereafter become the beneficial owner of additional shares constituting 1% or more of the general voting power of the Corporation. "Exempt Person" shall mean the Corporation, any majority-owned subsidiary of the Corporation, and any employee benefit plan or employee stock plan of the Corporation, or any trust or other entity organized, established or holding Common Shares by, for or pursuant to, the terms of any such plan.

      3. Article VI of the Company's Amended and Restated Articles of Incorporation is amended in its entirety to read as follows:

            Notwithstanding any contrary provision of these Articles of Incorporation, any amendment or repeal of paragraph (4) of Article IV, this Article VI or any amendment to these Articles of Incorporation providing for a classified board shall require the affirmative vote of shares representing not less than 66 2/3% of the combined voting power of the outstanding Common Shares and, unless otherwise provided in the certificate of determination, the New Preferred Shares, voting together as a single class.

            Notwithstanding any contrary provision of these Articles of Incorporation, and except as otherwise expressly provided in the California Corporations Code, none of the following provisions of the Bylaws of the Company may be amended or repealed, except by a majority of the Board or by the shareholders upon the affirmative vote of shares representing at least 66 2/3% of the combined voting power of the outstanding Common Shares and, unless otherwise provided in the certificate of determination for any series of New Preferred Shares, the New Preferred Shares, voting together as a single class: (a) Section 2 of
      Article II, (b) Section 15 of Article II, and (c) Section 2 of Article
      III.

      4. On the effective date of the filing of this Amendment to the Amended and Restated Articles of Incorporation, the Company's Preferred Stock will be eliminated in accordance with Section 510(b)(2)(A) of the California General Corporation Law. The Company has only shares of Common Shares outstanding, and there will be no effect on the outstanding Common Shares.

      5. The foregoing amendments of the Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Company alone in accordance with Section 510(b)(2)(A) of the California General Corporation Law.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.


DATED:  April 29, 2002


                              /s/ Floyd E. Wicks
                              ------------------------------------
                              Floyd E. Wicks



                              /s/ McClellan Harris III
                              ------------------------------------
                              McClellan Harris III

                            CERTIFICATE OF AMENDMENT

                                       TO

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION

                                       OF

                          AMERICAN STATES WATER COMPANY



      Floyd E. Wicks and McClellan Harris III certify that:

      1. They are the duly elected President and Chief Executive Officer, and the duly elected Chief Financial Officer, Vice President--Finance, Treasurer and Corporate Secretary, respectively, of American States Water Company, a California corporation (the "Company").

      2. Article IV of the Company's Amended and Restated Articles of Incorporation is amended to add a new subsection (5) thereto to read in its entirety as follows:

            (5) On May 15, 2002, every two shares of Common Shares of this Corporation shall be split into three Common Shares of this Corporation (the "Stock Split"). No certificates evidencing fractional shares will be issued in connection with this Stock Split, but instead, a certificate or certificates evidencing the aggregate of all fractional shares that would be issued (rounded, if necessary, to the next higher whole share) shall be issued to ChaseMellon Shareholder Services, Inc., or its nominee, as transfer agent, for the accounts of all holders of Common Shares of this Corporation otherwise entitled to have a fraction of a share delivered to them in connection with the Stock Split; and the transfer agent shall sell those shares as soon as practicable after receiving them at the then market price and remit the net proceeds to the shareholders entitled thereto.

      4. The Company has only shares of Common Shares outstanding.

      5. The foregoing amendments of the Amended and Restated Articles of Incorporation have been duly approved by the Board of Directors of the Company alone in accordance with Section 902(c) of the California General Corporation Law.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

DATED: May 3, 2002
                              /s/ Floyd E. Wicks
                              ------------------------------------
                              Floyd E. Wicks

                              /s/ McClellan Harris III
                              ------------------------------------
                              McClellan Harris III

                            CERTIFICATE OF AMENDMENT
                                       OF
                            ARTICLES OF INCORPORATION
                                       OF
                         AMERICAN STATES WATER COMPANY,
                            A CALIFORNIA CORPORATION

      Floyd E. Wicks and McClellan Harris III certify that:

      (1) They are the duly elected and acting President and Senior Vice President of Finance, Chief Financial Officer, Treasurer and Secretary, respectively of American States Water Company.

      (2) The Articles of Incorporation of American States Water Company are amended as follows:

            (a) The first paragraph of Article IV is amended in its entirety to read as follows:

            "This Corporation is authorized to issue two classes of stock to be designated, respectively, `New Preferred Shares' and `Common Shares'. The total number of shares which this Corporation is authorized to issue is 30,150,000; 150,000 shares are to be New Preferred Shares with no par value, and 30,000,000 shares are to be Common Shares with no par value."

            (b) Subparagraph (1) of the second paragraph of Article IV is amended in its entirety to read as follows:

                  "(1) Subject to the provisions of this Article IV, New
            Preferred Shares of any particular series shall be entitled to such voting rights, if any, as may be specified for shares of such series in the certificate of determination of preferences of such series filed as provided below. All Common Shares shall be entitled to voting rights on the basis of one vote per share."

            (c) Subparagraph (3) of the second paragraph of Article IV is amended in its entirety to read as follows:

                  (3) Subject to the dividend preferences provided for all
            shares of each other class at the time outstanding and to the restrictions set forth in this Paragraph (3), the Common Shares shall be entitled to receive dividends when and as declared by the Board of Directors out of any funds of this Corporation legally available therefor. After payment of the full preferential amounts hereinabove provided for all shares of each other class outstanding at the time of any liquidation, dissolution or winding up of this Corporation, whether voluntary or involuntary, all then remaining assets of this Corporation available for distribution to its shareholders shall be distributed ratably upon the Common Shares."

      (3) These amendments have been approved by the Board of Directors of the corporation.

      (4) These amendments were approved by the required vote of the shareholders of the corporation in accordance with Section 902 of the Corporations Code; the total number of outstanding shares of each class entitled to vote with respect to the amendment was 15,180,835 Common Shares and no New Preferred Shares; and the number of Common Shares voting in favor of each of the amendments exceeded the vote required, such required vote being a majority of the outstanding Common Shares.

      We further declare under penalty of perjury under the laws of the State of California that the matters set forth in this certificate are true and correct of our own knowledge.

      Dated: June 2, 2003

                                          /s/ Floyd E. Wicks
                                          ------------------------------------
                                          Floyd E. Wicks
                                          President


                                          /s/ McClellan Harris III
                                          ------------------------------------
                                          McClellan Harris III
                                          Senior Vice President of Finance,
                                          Chief Financial Officer, Treasurer
                                          and Secretary